MFA
MORTGAGE INVESTMENTS, INC.

2007 FBR

Capital Markets Investor Conference

Forward-Looking Statements

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions, are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in interest rates and the market value of MFA's MBS; changes in the prepayment rates on the mortgage loans securing MFA's MBS; MFA's ability to use borrowings to finance its assets; changes in government regulations affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes.

All forward-looking statements speak only as to the date they are made and MFA does not undertake, and specifically disclaims, any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of such statement. You are cautioned that MFA's actual results could differ materially from those set forth in such forward-looking statements.

MFA invests on a leveraged basis in *high-quality* hybrid and adjustable-rate mortgage-backed securities

MFA Overview

MFA's spreads remain below its historical average due to…

- **Delayed impact of prior Fed Funds increases from 1.00% to 5.25%**
- **Initial fixed rate period for hybrid MBS**

MFA's spread and common dividend have trended up in each of the last four quarters

	Net Interest Spread (%)	Dividend ($)
4Q '06	0.08	0.06
1Q '07	0.16	0.08
2Q '07	0.20	0.09
3Q '07	0.36	0.10

Yield Curve Steepens


U.S. Treasury Curves
Yield (%)
5.0
4.5
4.0
3.5
3.0
3 Month
6 Month
2 Year
3 Year
5 Year
10 Year
Maturity
1/2/2007
11/14/2007

Source: Bloomberg

Investment Strategy

High credit quality

- Approximately 99% of MFA's assets are agency MBS, AAA rated MBS, related receivables and cash(1)
- Assets are liquid and can be financed with multiple funding providers through repurchase agreements. Outstanding balances with 14 separate counterparties (1)

(1) As of September 30, 2007

Hybrid and ARM MBS

- After initial fixed term, coupons reset based on short-term interest rates
- Less price risk due to adjustability of coupon
- Repricing gap between assets and liabilities is approximately 10 months assuming a prepayment rate of 20% CPR[(1)]

(1) As of September 30, 2007

Maintain conservative asset-to-equity ratio

- Asset-to-equity of 9.3:1[(1)]
- Leverage limits set by discipline
- Low leverage allows MFA to respond to potential changes in the marketplace

(1) As of September 30, 2007

Current MBS Assets

MBS by Time to Reset or Prepayment*



Greater than 60 Months 13%
19% Reset
16% Estimated Prepays
Within 12 Months 35%
37 to 60 Months 28%
25 to 36 Months 11%
13 to 24 Months 13%

(1) As of September 30, 2007

* Applying a 20% constant prepayment rate ("CPR")

MFA

Interest Spread Over Time



Net Spreads:
High: 2.15%
Low: -0.03%
Average: 1.01%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Mar-00 Jun-00 Sep-00 Dec-00 Mar-01 Jun-01 Sep-01 Dec-01 Mar-02 Jun-02 Sep-02 Dec-02 Mar-03 Jun-03 Sep-03 Dec-03 Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 Dec-05 Mar-06 Jun-06 Sep-06 Dec-06 Mar-07 Jun-07 Sep-07
Net Yield on Interest Earning Assets
Cost of Funds

MFA

Fourth Quarter Equity Raises

- Raised $60.2 million net equity proceeds from October 5, 2007 offering at $7.90 per share.
- Raised $130.0 million net equity proceeds from November 2, 2007 offering at $7.95 per share.
- Both offerings are expected to be accretive.

Market Opportunities (1)

- Yields and spreads remain attractive
- Return on newly-invested capital is accretive

Asset Yield	5.50%
Borrowing Cost	4.60%
Net Interest Rate Spread	0.90%
Assumed Leverage	9X
Net Interest Rate Spread from Leverage Portfolio	8.10%
Yield on Unleveraged Equity	5.50%
Incremental Yield on New Equity	13.60%

(1) Week of November 12, 2007.

Housing Price Index Shows Home Prices Are Declining

S&P/Case Shiller Home Price Index



20%
15%
10%
5%
0%
(5%)
(10%)
87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07[1]
Year-over-Year Growth
3-Month Growth (annualized)

(1) As of August 30, 2007

Inventory of Vacant Homes for Sale is Increasing, Further Pressuring Home Prices

U.S. Homeowner Vacancy Rates


3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Sep-62
Sep-65
Sep-68
Sep-71
Sep-74
Sep-77
Sep-80
Sep-83
Sep-86
Sep-89
Sep-92
Sep-95
Sep-98
Sep-01
Sep-04
Sep-07

Source: U. S Census Bureau

MFA

Investment Highlight Summary

- 99% Agency and AAA Portfolio
- Asset yields and spreads on MFA's existing portfolio are expected to increase
- Higher spread investments are currently available
- Conservatively managed from a leverage and liquidity standpoint

MFA

MORTGAGE INVESTMENTS, INC.